Exhibit 99.1

Press Release

CONTACT:

Kimball Chapman

Investor Relations

Tel: (813) 313-1840

Investor.relations@cott.com

COTT REPORTS THIRD QUARTER 2010 RESULTS

•	Revenue was $491 million, including $80 million of revenue from Cliffstar, which was acquired on August 17, 2010. Excluding Cliffstar and the impact of foreign exchange, revenue increased 2%.

•	Operating income was $23 million. Excluding Cliffstar transaction-related expenses and purchase accounting adjustments, adjusted operating income was $37 million, an increase of 36%.

•

Net income and earnings per diluted share were $8 million and $0.09, respectively. Excluding Cliffstar transaction-related expenses and purchase accounting adjustments, adjusted net income and adjusted earnings per diluted share were $21 million and $0.23, respectively.

•	Cash from operations was $66 million and capital expenditures were $11 million.

(See accompanying reconciliation of non-GAAP financial measures to the nearest comparable GAAP measures.)

(All information in U.S. dollars; all third quarter 2010 comparisons are relative to the third quarter of 2009.)

TORONTO, ON and TAMPA, FL — November 4, 2010 — Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the third quarter ended October 2, 2010. Cott acquired Cliffstar Corporation (“Cliffstar”) on August 17, 2010, and third quarter results include the impact of Cliffstar. Third quarter 2010 revenue was $491 million compared to $405 million, which included $80 million of revenue from Cliffstar. Excluding expenses related to the Cliffstar acquisition and purchase accounting adjustments, adjusted operating income increased 36% to $37 million from $27 million. Operating income decreased 14% to $23 million due to purchase accounting adjustments and transaction expenses related to the Cliffstar acquisition. Net income and earnings per diluted share were $8 million and $0.09, respectively. Excluding Cliffstar transaction-related expenses and purchase accounting adjustments, adjusted net income and adjusted earnings per diluted share were $21 million and $0.23, respectively.

Press Release

“I am pleased that our third quarter saw core Cott volume growth of 4% in North America, ongoing cost savings on underlying SG&A and most importantly, the closing of our acquisition of Cliffstar,” commented Jerry Fowden, Cott’s Chief Executive Officer. “New business wins and a more modest national brand promotional environment drove higher volumes in North America, alongside continued growth in Mexico and RCI. Additionally, the U.K. continued its prior trend of double-digit growth in the energy and sports isotonic categories. Our efforts to integrate Cliffstar are proceeding according to plan and we remain confident in our synergy targets and goals to drive cash generation and debt reduction,” continued Mr. Fowden.

THIRD QUARTER 2010 PERFORMANCE SUMMARY

•

Filled beverage case volume increased 14% (3% excluding Cliffstar), while an 11% increase in Royal Crown International (“RCI”) concentrate sales volume drove total beverage volume in 8 oz. equivalents (including concentrate sales) up 12% (5% excluding Cliffstar). The growth in filled beverage case volume was driven by growth in North America, Mexico and RCI, which offset lower volumes in the United Kingdom / Europe operating segment (“U.K.”).

•

Revenue increased 21% (2% excluding Cliffstar and the impact of foreign exchange). The increase in revenue was driven by higher volumes in North America, Mexico and RCI, as well as positive price mix in the U.K. due to ongoing growth in the energy and sports isotonic categories.

•	Gross margin as a percentage of sales was 14.4% (15.8% excluding Cliffstar) compared to 15.8%. Excluding Cliffstar, gross margin as a percentage of sales was flat.

•	Selling, general and administrative (“SG&A”) expenses were $47 million compared to $37 million. Excluding Cliffstar and Cliffstar-related transaction expenses, SG&A expenses were $35 million.

•

Operating income was $23 million compared to $27 million. Excluding Cliffstar-related transaction expenses and purchase accounting adjustments, adjusted operating income was $37 million, an increase of 36% from the prior year period.

•	Excluding Cliffstar-related transaction expenses and purchase accounting adjustments, adjusted EBITDA was $54 million, an increase of 35% from $40 million in the prior year period.

Press Release

•	Cash from operations was $66 million and capital expenditures were $11 million.

THIRD QUARTER 2010 OPERATING SEGMENT HIGHLIGHTS

•

North America revenue increased 31% (3% excluding Cliffstar), driven by a 19% increase in filled beverage case volumes (4% excluding Cliffstar). Higher soft drink volumes were primarily attributable to new business achieved earlier in 2010 and diminished levels of national brand promotions during the quarter.

•

U.K. revenue increased 2% excluding the impact of foreign exchange but decreased 5% on a reported basis. Filled beverage case volume decreased 5% to 46 million cases compared to a strong volume performance in the third quarter of 2009 (filled beverage volumes increased 9% in the third quarter of 2009 versus 2008). However, U.K. revenues were positive due to the ongoing impact of positive pricing mix into higher revenue products and distribution channels. Sales in the energy and sports isotonic categories increased 29%. U.K. operating income decreased to $7 million from $11 million due to the allocation of corporate overhead expenses and the impact of foreign exchange.

•	Mexico revenues increased 20% to $12 million from $10 million, primarily as a result of new business that began to show gains in late 2009.

•	RCI revenue was flat at $6 million. RCI concentrate volumes increased 11% to 61 million cases from 55 million cases.

Third Quarter Conference Call

Cott Corporation will host a conference call today, November 4, 2010, at 10:00 a.m. EDT, to discuss third quarter results, which can be accessed as follows:

North America: (877) 407-8031

International: (201) 689-8031

A live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

Press Release

About Cott Corporation

Cott is the world’s largest retailer brand beverage company. With approximately 4,000 employees, Cott operates soft drink, juice, water and other beverage bottling facilities in the United States, Canada, the United Kingdom and Mexico. Cott markets beverage concentrates in over 50 countries around the world.

Non-GAAP Measures

Cott supplements its reporting of revenue determined in accordance with GAAP by excluding the impact of foreign exchange to separate the impact of currency exchange rate changes from Cott’s results of operations and, in some cases, by excluding the impact of Cliffstar. Additionally, Cott supplements its reporting of earnings before interest, taxes, depreciation & amortization, net income, operating income and earnings per diluted share in accordance with GAAP by excluding the impact of certain items to separate the impact of these items from underlying business. Since Cott uses these adjusted financial results in the management of its business and to understand business performance independent of the Cliffstar acquisition, management believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of Cott’s management and its core business performance. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial operating results and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: Cott’s ability to realize the expected benefits of the Cliffstar acquisition because of integration difficulties and other challenges; significant transaction and acquisition-related costs that Cott incurred in connection with the Cliffstar acquisition; the effectiveness of Cliffstar’s system of internal control over financial reporting; the substantial indebtedness Cott incurred to finance the Cliffstar acquisition and Cott’s ability to service and reduce its debt; risks associated with the asset purchase agreement in connection with the Cliffstar acquisition; Cott’s ability to compete successfully; changes in consumer tastes and preferences for existing products and Cott’s ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Wal-Mart; fluctuations in commodity prices and Cott’s ability to pass on increased costs to its customers, and the impact of those increased prices on Cott’s volumes; Cott’s ability to maintain favorable arrangements and relationships with its suppliers; Cott’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; Cott’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates; credit rating changes; further deterioration of the capital markets; Cott’s ability to fully realize the expected cost savings and/or operating efficiencies from its restructuring activities; any disruption to production at Cott’s beverage concentrates or other manufacturing facilities; Cott’s ability to protect its intellectual property; the impact of regulation and regulatory, investigative and legal actions; the impact of proposed taxes on soda and other sugary drinks; unseasonably cold or wet weather, which could reduce the demand for Cott’s beverages; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; Cott’s ability to recruit, retain, and integrate new management and a new management structure; Cott’s exposure to intangible asset risk; the volatility of Cott’s stock price; Cott’s ability to maintain compliance with the listing requirements of the New York Stock Exchange; Cott’s ability to renew its collective bargaining agreements on satisfactory terms; and disruptions in Cott’s information systems.

Press Release

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K for the year ended January 2, 2010 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Press Release

COTT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in millions of U.S. dollars except per share amounts, U.S. GAAP) Unaudited	EXHIBIT 1

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009

Revenue, net	$490.6	$404.9	$1,278.2	$1,210.7
Cost of sales	419.8	341.1	1,076.7	1,015.4

Gross profit	70.8	63.8	201.5	195.3

Selling, general and administrative expenses	47.3	36.9	114.2	106.7
Loss on disposal of property, plant & equipment	0.3	—	0.4	—
Restructuring and asset impairments
Restructuring	—	—	(0.5)	1.6
Asset impairments	—	—	—	3.5

Operating income	23.2	26.9	87.4	83.5

Other expense, net	1.3	3.2	3.6	0.5
Interest expense, net	10.3	7.6	22.6	22.7

Income before income taxes	11.6	16.1	61.2	60.3

Income tax expense (benefit)	1.9	0.9	15.1	(10.7)

Net income	$9.7	$15.2	$46.1	$71.0

Less: Net income attributable to non-controlling interests	1.4	1.3	4.0	3.5

Net income attributed to Cott Corporation	$8.3	$13.9	$42.1	$67.5

Net income per common share attributed to Cott Corporation
Basic	0.10	0.18	0.51	0.93
Diluted	0.09	0.18	0.50	0.92

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	87.2	76.6	82.7	72.5
Diluted	89.0	77.0	83.5	73.1

Press Release

COTT CORPORATION CONSOLIDATED BALANCE SHEETS (in millions of U.S. dollars, except share amounts, U.S. GAAP) Unaudited	EXHIBIT 2

	October 2, 2010	January 2, 2010
ASSETS
Current assets
Cash & cash equivalents	$35.4	$30.9
Accounts receivable, net of allowance of $7.4 ($5.9 as of January 2, 2010)	237.8	152.3
Income taxes recoverable	8.2	20.8
Inventories	206.2	99.7
Prepaid expenses and other assets	19.0	16.8

Total current assets	506.6	320.5

Property, plant and equipment	508.8	343.0
Goodwill	127.1	30.6
Intangibles and other assets	379.9	155.5
Deferred income taxes	7.9	5.4
Other tax receivable	6.7	18.8

Total assets	$1,537.0	$873.8

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$50.3	$20.2
Current maturities of long-term debt	5.9	17.6
Accounts payable and accrued liabilities	313.8	169.3

Total current liabilities	370.0	207.1

Long-term debt	606.6	233.2
Deferred income taxes	18.5	17.5
Other long-term liabilities	19.8	14.7

Total liabilities	1,014.9	472.5
Contingencies and Commitments - Note 16

Equity

Capital shares, no par - 94,750,118 (January 2, 2010 - 81,331,330) shares issued	395.6	322.5
Treasury shares	(3.2)	(4.4)
Additional paid-in-capital	39.1	37.4
Retained earnings	93.9	51.8
Accumulated other comprehensive loss	(17.1)	(21.3)

Total Cott Corporation equity	508.3	386.0
Non-controlling interests	13.8	15.3

Total equity	522.1	401.3

Total liabilities and equity	$1,537.0	$873.8

Press Release

COTT CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions of U.S. dollars) Unaudited	EXHIBIT 3

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009
Operating Activities
Net income	$9.7	$15.2	$46.1	$71.0
Depreciation & amortization	19.1	16.4	49.9	49.7
Amortization of financing fees	0.6	0.4	1.6	1.0
Share-based compensation expense	1.1	0.4	2.8	1.2
Increase in deferred income taxes	9.7	—	9.6	2.9
Decrease in other income tax liabilities	—	(0.1)	—	(16.6)
Write-off of financing fees	1.4	—	1.4	—
Loss on disposal of property, plant & equipment	0.3	—	0.4	—
Gain on buyback of Notes	—	0.2	0.1	0.2
Asset impairments	—	—	—	3.5
Lease contract termination loss	—	—	(0.4)	—
Lease contract termination payments	(0.6)	(0.9)	(5.4)	(2.8)
Other non-cash items	0.1	2.9	4.3	1.8
Change in operating assets and liabilities, net of acquisition:
Accounts receivable	17.4	37.2	(28.9)	1.9
Inventories	(3.8)	7.7	(20.5)	2.2
Prepaid expenses and other current assets	(0.5)	1.5	1.9	(1.5)
Other assets	—	0.5	(1.1)	0.3
Accounts payable and accrued liabilities	8.3	(24.4)	16.1	(0.2)
Income taxes recoverable	2.7	(0.2)	27.1	0.6

Net cash provided by operating activities	65.5	56.8	105.0	115.2

Investing Activities
Acquisition	(507.7)	—	(507.7)	—
Additions to property, plant & equipment	(11.4)	(5.3)	(29.5)	(18.9)
Additions to intangibles	(0.2)	—	(3.6)	—
Proceeds from sale of property, plant & equipment	0.5	0.1	0.9	1.4

Net cash used in investing activities	(518.8)	(5.2)	(539.9)	(17.5)

Financing Activities
Payments of long-term debt	(1.2)	(22.7)	(17.3)	(26.4)
Issuance of long-term debt	375.0	—	375.0	—
Borrowings under ABL	165.7	48.9	307.7	679.4
Payments under ABL	(126.2)	(115.5)	(277.8)	(788.1)
Distributions to non-controlling interests	(2.8)	(2.6)	(5.5)	(4.9)
Issuance of common shares, net of offering fees	71.1	47.4	71.1	47.4
Purchase of treasury shares	—	—	—	—
Financing fees	(14.0)	(1.1)	(14.2)	(1.1)
Other financing activities	—	(0.2)	—	(0.4)

Net cash (used in) provided by financing activities	467.6	(45.8)	439.0	(94.1)

Effect of exchange rate changes on cash	0.8	—	0.4	0.7

Net increase in cash & cash equivalents	15.1	5.8	4.5	4.3

Cash & cash equivalents, beginning of period	20.3	13.2	30.9	14.7

Cash and cash equivalents, end of period	$35.4	$19.0	$35.4	$19.0

Supplemental Noncash Activities:
Capital lease additions	$—	$—	$2.4	$—
Deferred consideration	13.1	—	13.1	—
Contingent consideration	52.5	—	52.5	—
Working capital adjustment	3.8	—	3.8	—

Supplemental disclosures of cash flow information:
Cash paid for interest	$1.2	$2.1	$12.8	$16.7
Cash paid (received) for income taxes, net	(10.0)	3.5	(21.8)	3.3

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COTT CORPORATION SEGMENT INFORMATION (in millions of U.S. dollars, U.S. GAAP) Unaudited	EXHIBIT 4

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009

Revenue
North America	$375.5	$287.2	$939.5	$899.7
United Kingdom	96.6	101.6	277.5	264.6
Mexico	12.4	10.3	38.3	30.7
RCI	6.1	5.8	22.9	15.7
All Other	—	—	—	—

	$490.6	$404.9	$1,278.2	$1,210.7

Operating income (loss)
North America	$16.3	$16.1	$67.4	$69.0
United Kingdom	7.3	10.8	19.0	16.5
Mexico	(1.2)	(1.6)	(5.2)	(5.1)
RCI	0.8	1.6	6.2	3.2
All Other	—	—	—	(0.1)

	$23.2	$26.9	$87.4	$83.5

Volume - 8 oz equivalent cases - Total Beverage (including concentrate)
North America	186.0	158.9	505.5	495.4
United Kingdom	49.7	51.8	147.7	144.1
Mexico	8.3	5.8	26.7	17.0
RCI	60.9	54.7	236.9	161.1
All Other	—	—	—	—

	304.9	271.2	916.8	817.6

Volume - 8 oz equivalent cases - Filled Beverage
North America	167.4	140.8	445.3	439.8
United Kingdom	45.8	48.3	135.3	131.1
Mexico	8.3	5.8	26.7	17.0
RCI	—	0.1	0.1	0.2
All Other	—	—	—	—

	221.5	195.0	607.4	588.1

Press Release

COTT CORPORATION Analysis of Revenue by Geographic Region (in millions of U.S. dollars, U.S. GAAP) Unaudited	EXHIBIT 5

	For the Three Months Ended
	October 2, 2010
(In millions of U.S. dollars)	Cott [1]	North America	United Kingdom	Mexico	RCI	All Other
Change in revenue	$85.7	$88.3	$(5.0)	$2.1	$0.3	$—
Impact of foreign exchange	3.7	(2.4)	6.6	(0.4)	—	(0.1)

Change excluding foreign exchange	$89.4	$85.9	$1.6	$1.7	$0.3	$(0.1)

Percentage change in revenue	21.2%	30.7%	-4.9%	20.4%	5.2%	0.0%

Percentage change in revenue excluding foreign exchange	22.3%	29.7%	1.7%	15.9%	5.2%	0.0%

Impact of Cliffstar Acquisition	(80.2)	(80.2)	—	—	—	—

Change excluding foreign exchange and Cliffstar	$9.2	$5.7	$1.6	$1.7	$0.3	$(0.1)

Percentage change in revenue excluding foreign exchange and Cliffstar	2.3%	2.0%	-4.9%	20.4%	5.2%	0.0%

	For the Nine Months Ended
	October 2, 2010
(In millions of U.S. dollars)	Cott [1]	North America	United Kingdom	Mexico	RCI	All Other
Change in revenue	$67.5	$39.8	$12.9	$7.6	$7.2	$—
Impact of foreign exchange	(12.2)	(15.1)	5.1	(2.1)	—	(0.1)

Change excluding foreign exchange	$55.3	$24.7	$18.0	$5.5	$7.2	$(0.1)

Percentage change in revenue	5.6%	4.4%	4.9%	24.8%	45.9%	0.0%

Percentage change in revenue excluding foreign exchange	4.5%	2.7%	6.9%	16.8%	45.9%	0.0%

Impact of Cliffstar Acquisition	(80.2)	(80.2)	—	—	—	—

Change excluding foreign exchange and Cliffstar	$(24.9)	$(55.5)	$18.0	$5.5	$7.2	$(0.1)

Percentage change in revenue excluding foreign exchange and Cliffstar	-2.1%	-6.2%	6.9%	16.8%	45.9%	0.0%

Press Release

COTT CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA)
(in millions of U.S. dollars except per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009

Net income attributed to Cott Corporation	$8.3	$13.9	$42.1	$67.5
Interest expense, net	10.3	7.6	22.6	22.7
Income tax expense (benefit)	1.9	0.9	15.1	(10.7)
Depreciation and amortization	19.1	16.4	49.9	49.7
Net income attributable to non-controlling interests	1.4	1.3	4.0	3.5

EBITDA	$41.0	$40.1	$133.7	$132.7

Restructuring, goodwill and asset impairments
Restructuring	—	—	(0.5)	1.6
Asset impairments	—	—	—	3.5

Acquisition adjustments
Incremental inventory step-up	4.2	—	4.2	—
Transaction costs	6.4	—	7.5	—
Write-off of financing fees	1.4	—	1.4	—
Integration costs	0.6	—	0.6	—

Adjusted EBITDA	$53.6	$40.1	$146.9	$137.8

Press Release

COTT CORPORATION	EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED OPERATING INCOME (in millions of U.S. dollars, U.S. GAAP) Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009

Operating income	$23.2	$26.9	$87.4	$83.5
Restructuring and asset impairments
Restructuring	—	—	(0.5)	1.6
Asset impairments	—	—	—	3.5

Acquisition adjustments
Incremental inventory step-up	4.2	—	4.2	—
Transaction costs	6.4	—	7.5	—
Incremental amortization	2.2	—	2.2	—
Integration costs	0.6	—	0.6	—

Adjusted operating income	$36.6	$26.9	$101.4	$88.6

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COTT CORPORATION	EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS PER DILUTED SHARE (EPS) (in millions of U.S. dollars except per share amounts, U.S. GAAP) Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009

Net income	$9.7	$15.2	$46.1	$71.0

Less: Net income attributable to non-controlling interests	1.4	1.3	4.0	3.5

Net income attributed to Cott Corporation	$8.3	$13.9	$42.1	$67.5

Restructuring, goodwill and asset impairments
Restructuring	—	—	(0.5)	1.6
Asset impairments	—	—	—	3.5

Acquisition adjustments, net of tax
Incremental inventory step-up	3.5	—	3.5	—
Incremental amortization	1.9	—	1.9	—
Transaction costs	5.4	—	6.2	—
Write-off of financing fees	1.1	—	1.1	—
Integration costs	0.5	—	0.5	—

Adjusted net income attributed to Cott Corporation	$20.7	$13.9	$54.8	$72.6

Adjusted net income per common share attributed to Cott Corporation
Basic	0.24	0.18	0.66	1.00
Diluted	0.23	0.18	0.66	0.99

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	87.2	76.6	82.7	72.5
Diluted	89.0	77.0	83.5	73.1

Press Release

COTT CORPORATION	EXHIBIT 9
SUPPLEMENTAL INFORMATION - NON-GAAP - CORE STATEMENTS OF OPERATING INCOME AND EBITDA (in millions of U.S. dollars, U.S. GAAP) Unaudited

	For the Three Months Ended October 2, 2010	Cliffstar	Transaction Costs	Cott Excluding Acquisition (CORE)	For the Three Months Ended September 26, 2009

Revenue, net	$490.6	$80.2	—	$410.4	$404.9
Cost of sales	419.8	74.1	—	345.7	341.1

Gross profit	70.8	6.1	—	64.7	63.8
	14.4%	7.6%		15.8%	15.8%
Selling, general and administrative expenses	47.3	5.0	7.0	35.3	36.9
Loss on disposal of property, plant & equipment	0.3	—		0.3	—

Operating income	$23.2	$1.1	$(7.0)	$29.1	$26.9

Depreciation and amortization	19.1	4.0	—	15.1	16.4
Other expense	(1.3)	—	—	(1.3)	(3.2)

EBITDA	$41.0	$5.1	$(7.0)	$42.9	$40.1

Acquistion adjustments
Incremental inventory step-up	4.2	4.2	—	—	—
Transaction costs	6.4	—	6.4	—	—
Write-off of financing fees	1.4	—	—	1.4	—
Integration costs	0.6	—	0.6	—	—

Adjusted EBITDA	$53.6	$9.3	$0.0	$44.3	$40.1